EXHIBIT 10.3

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) made and entered into effective as of this 13th day of July, 2010 (the “Effective Date”), is by and between Cyberonics, Inc., a Delaware corporation (the “Company”), and Daniel J. Moore (the “Executive”).

WHEREAS, Executive is a key employee of the Company; and

WHEREAS, the Company and Executive previously entered into an Employment Agreement, as amended (the “Agreement”) in order to encourage Executive’s attention and dedication to the Company as a member of the Company’s management, in the best interests of the Company and its shareholder;

WHEREAS, the Agreement remains in full force and effect as of this date;

WHEREAS, the Company and Executive desire to amend the terms and conditions of the Agreement so as to bring those terms and conditions into documentary compliance with the final Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to continue Executive’s employment with the Company upon those amended terms and conditions.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to modify the Agreement as follows:

1.
Section 14(e)(i) shall be amended to replace the last sentence with the following:

Subject to the holdback and interest provisions of  Section 26, such payment shall be made on the sixtieth (60th) day following Executive’s Separation from Service provided that the Release required under Section 14(f) has become effective during such sixty (60)-day period following any applicable revocation period;

2.	Except as expressly modified by this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Company and Executive have caused this Amendment to be executed by their duly authorized representative as of the date and year set forth above.

Cyberonics, Inc.	Daniel J. Moore

By: /s/ GREGORY H. BROWNE	/s/ DANIEL J. MOORE
Gregory H. Browne
Vice President, Finance & CFO